1Q	2Q	3Q	4Q	Total FY2017
Affiliated Broker(s)	Total Commissions
% of Total Commissions

Transamerica Morgan Stanley Capital Growth VP
$1,041.22  $18.63  $-   $-   	 $1,059.85
BIDS	 $20,718
5.1157%